UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) December 23, 2021
ADDVANTAGE TECHNOLOGIES GROUP, INC.
(Exact name of Registrant as specified in its Charter)
Oklahoma
(State or other Jurisdiction of Incorporation)

1-10799	73-1351610
(Commission file Number)	(IRS Employer Identification No.)

1430 Bradley Lane, Suite 196, Carrollton, Texas	75007
(Address of Principal Executive Offices)	(Zip Code)
(918) 251-9121
(Registrant's Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.01	AEY	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

ADDvantage Technologies Group, Inc. (NASDAQ: AEY) (the “Company”), on December 22, 2021, entered into an Executive Employment Agreement (the “Employment Agreement”) with Michael A. Rutledge, its Chief Financial Officer (with Mr. Rutledge referred to as an “Executive”). The Employment Agreements became effective as of September 7, 2021.

The term of the Employment Agreement commenced as of September 7, 2021, and will remain in effect until terminated by any of the parties. Under the Employment Agreement, the Executive is entitled to severance equal to six (6) months of base salary, plus the Executive’s prorated bonus, in the event the Company terminates the Executive’s employment without cause, the Executive terminates his employment for good reason or either the Company or the Executive terminate employment in connection with a change in control. If termination is related to a change in control, then the severance is payable in a lump sum. In all other events, it is payable over a six (6) month period in equal installments at such times as the Company routinely pays its employees. The Executive participates in an annual executive bonus plan which provides for a bonus if 50% or more of annual performance targets, as established by the Board of Directors, are achieved.

Pursuant to the Employment Agreement, Mr. Rutledge is entitled to an annual base salary of $250,000 and to monthly car and cell phone allowances. Mr. Rutledge is also entitled to a $45,000 signing bonus, payable in common stock. A copy of the Employment Agreement is filed herewith as Exhibit 10.1 and is incorporated by reference into this Item 5.02 as fully set forth herein. The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement.

In 2021, the Company made a restricted stock grant to Mr. Rutledge of 75,000 shares vesting over two years, and a restricted stock grant of 17,857 shares vesting over one year. Each restricted stock agreement included accelerated vesting provisions in the event of death, disability or a change in control.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
The following exhibit is furnished herewith:

Exhibit 10.1	Executive Employment Agreement with Michael A. Rutledge

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADDvantage Technologies Group, Inc.

Date: December 23, 2021

/s/ Michael A. Rutledge
Michael A. Rutledge
Chief Financial Officer